Exhibit 10.15

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, effective on the     day of             (this “Agreement”), by and between BAKER HUGHES, A GE COMPANY, a Delaware corporation (the “Company”), and [EMPLOYEE NAME], an individual resident of [            ] (the “Indemnitee”).

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company recognizes that the increasing difficulty in obtaining directors’ and officers’ liability insurance, the increasing cost of such insurance and the general reductions in coverage of such insurance have made attracting and retaining such persons more difficult;

WHEREAS, the Company recognizes the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and as set forth in this Agreement so that they will continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Company or any of its direct or indirect subsidiaries on the condition that he/she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Change in Control” shall mean a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include the following:

(i) the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act; excluding, for this purpose, General Electric Company and its affiliates, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and any qualified institutional investor who meets the requirements of Rule 13d-1(b)(1) promulgated under the Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any person, entity or group that becomes a beneficial owner in connection with a transaction described in clause (iii)(A) below;

(ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board of Directors” and, the Board of Directors as of the date hereof, the “Incumbent Board”) subsequently ceasing for any reason to constitute at least a majority of the Board of Directors; provided that, any person becoming a director subsequent to the date hereof shall be considered a member of the Incumbent Board for purposes of this Agreement if (A) prior to the Trigger Date (as defined in the Stockholders Agreement), such person’s appointment or election to the Board of Directors of the Company was in accordance with the provisions of the Stockholders Agreement or (B) following the Trigger Date, such person’s appointment or election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the directors then comprising the Incumbent Board or whose appointment, election or nomination for election was previously so approved or recommended (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company);

(iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, (A) with respect to which persons who were the stockholders of the Company immediately prior to such merger or consolidation, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any “affiliate” (within the meaning of Rule 12b-2 of the General Rules and Regulations of the Act), do not, immediately thereafter, own at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding, or (B) which is effected to implement a recapitalization of the Company (or similar transaction) in which no person, entity or group becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by this person, entity or group any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(iv) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Incumbent Board constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or any parent thereof (or a majority plus one member where such board comprises an odd number of members); or

(v) the stockholders of the Company approving a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company, other than (A) a sale or disposition of all or substantially all of the assets of the Company to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) where the individuals who comprise the Incumbent Board constitute at least a majority of the board of directors of such entity or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(b) “Claim” shall include the following:

(i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and

(ii) any inquiry, hearing or investigation that the Indemnitee determines [might] lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(c) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Claim in respect of which indemnification is being sought by the Indemnitee.

(d) “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Claim. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.

(e) “Expense Advance” shall mean any payment of Expenses advanced to Indemnitee or the spouse of the Indemnitee, as applicable, by the Company pursuant to Section 4, 12, and 17 hereof.

(f) “Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of corporate law and neither currently is nor in the five years previous to its selection or appointment has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the action, suit, investigation or proceeding giving rise to a Claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(g) “Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes, penalties and amounts paid in settlement, arising out of or in connection with any Claim (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes and penalties, penalties or amounts paid in settlement).

(h) “Stockholders Agreement” means the Stockholders Agreement, dated as of [ ], 2017, between the Company and General Electric Company.

2. Certain References; Interpretation. For the purpose of this Agreement:

(a) Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear.

(b) References to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

(c) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(d) References to any Person include the successors and permitted assigns of that Person.

3. Service by the Indemnitee. The Indemnitee agrees to serve as a director or officer of the Company and will discharge his/her duties and responsibilities to the best of his/her ability so long as the Indemnitee is duly elected or qualified in accordance with the provisions of the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and the Amended and Restated Bylaws, as amended (the “Bylaws”), of the Company and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), or until his/her earlier death, retirement, resignation or removal. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company (or any of its affiliates) or as a director of the Company, or affect the right of the Company to terminate, in the Company’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment, in each case, subject to any contractual rights of the Indemnitee created or existing otherwise than under this Agreement.

4. Indemnification. The Company shall indemnify the Indemnitee against any and all Expenses and Liabilities and provide Expense Advances to the Indemnitee as provided in this Agreement to the fullest extent permitted by the Certificate, the Bylaws in effect as of the date hereof and the DGCL or other applicable law in effect on the date hereof and to any greater extent that the DGCL or applicable law may in the future from time to time permit. Without diminishing the scope of the indemnification provided by this Section 4, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid to the Indemnitee:

(a) (i) on account of any Claim in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(b) on account of conduct of the Indemnitee which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or to constitute willful misconduct;

(c) in any circumstance where such indemnification is expressly prohibited by applicable law;

(d) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, Bylaw, agreement (other than this Agreement) or otherwise, except in respect of any liability in excess of payment under such insurance, clause, Bylaw or agreement;

(e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that it is the position of the Securities and Exchange Commission that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that claims for indemnification should be submitted to the appropriate court for adjudication); or

(f) in connection with any Claim by the Indemnitee against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other Indemnitees of the Company or any of its direct or indirect subsidiaries, (i) unless such indemnification is expressly required to be made by law, (ii) unless the Claim was previously authorized by a majority of the Board of Directors of the Company, (iii) unless such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iv) except as provided in Sections 13 and 15 hereof.

5. Actions or Proceedings Other Than an Action by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if the Indemnitee was or is a party or is threatened to be a party to any Claim, other than an action by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer or employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer or employee of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified against all Expenses, judgments and Liabilities which were actually and reasonably incurred by the Indemnitee in connection with such Claim (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

6. Actions by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 6 if the Indemnitee was or is a party or is threatened to be made a party to any Claim brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer or employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer or employee of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in any such capacity. Pursuant to this Section 6, the Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by him/her in connection with the defense or settlement of such Claim (including, but not limited to the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any Claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

7. Good Faith Definition. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any Claim, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Company or other enterprise, including financial statements; (b) information supplied to the Indemnitee by the officers of the Company or other enterprise in the course of his/her duties; (c) the advice of legal counsel for the Company or other enterprise; or (d) information or records given in reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise.

8. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Company, or any of its direct or indirect subsidiaries, as a witness or other participant in any class action or proceeding, or has been successful, on the merits or otherwise, in defense of any Claim referred to in Sections 5 and 6 hereof, or in defense of any Claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments and Liabilities actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of such Claim described in Sections 5 and 6 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments and Liabilities actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled.

10. Procedure for Determination of Entitlement to Indemnification. (a) To obtain indemnification under this Agreement, the Indemnitee shall promptly submit to the Company a written request of any Claim for which Indemnitee could seek indemnification hereunder, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by the Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to Sections 5, 6 and 10 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination:

(i) if a Change in Control shall have occurred, by Independent Counsel (unless the Indemnitee shall request in writing that such determination be made by the Board of Directors (or a committee thereof) in the manner provided for in clause (b)(ii) of this Section 10) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee;

(ii) if a Change in Control shall not have occurred, (A) by the Board of Directors of the Company, by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum consisting of Disinterested Directors is not obtainable, or if a majority vote of a quorum consisting of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or

(iii) in any event, by the stockholders pursuant to the Bylaws of the Company.

The Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select, or upon failure of the Indemnitee to so approve, the Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

11. Presumptions and Effect of Certain Proceedings. (a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

(b) If the Board of Directors, or such other person or persons empowered pursuant to Section 10 to make the determination of whether the Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact, or an intentional omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of indemnification under applicable law.

The termination of any Claim described in Sections 5 or 6 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement), of itself: (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification.

12. Advancement of Expenses. Subject to applicable law, all reasonable Expenses actually incurred by the Indemnitee in connection with any Claim shall be paid by the Company in advance of the final disposition of such Claim, if so requested by the Indemnitee (including when such request is on behalf of Indemnitee’s spouse), within 20 days after the receipt by the Company of a statement or statements [in the form attached hereto as Exhibit A] from the Indemnitee requesting such Expense Advances. The Indemnitee may submit such statements from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. The Indemnitee’s entitlement to Expense Advances shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.

13. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 10 and 11, or if Expenses are not advanced pursuant to Section 12, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld or delayed. If the Indemnitee and the Company do not agree upon an arbitrator within 30 days following notice to the Company by the Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in Houston, Harris County, Texas. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 10 or Section 11 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

14. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of the commencement of any Claim, the Indemnitee will, if a Claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. The omission by the Indemnitee to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such Claim as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a) The Company will be entitled to participate in the defense of such Claim at its own expense.

(b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.

The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Claim [(but not more than one law firm plus, if applicable, local counsel in respect of any such Claim)], but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Claim and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any Claim which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability.

15. Other Right to Indemnification. The indemnification and Expense Advances provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws or Certificate of the Company, the Certificate or Bylaws or other governing documents of any direct or indirect subsidiary of the Company, any vote of the stockholders or Disinterested Directors, any provision of applicable law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Bylaws or Certificate the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

16. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company, and any direct or indirect subsidiary of the Company, with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect subsidiary of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify its officers and directors under this Agreement or otherwise. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company, but is an officer. The Company agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy, the Certificate, Bylaws or otherwise of the amounts otherwise indemnifiable (or for which Expense Advances are provided) by the Company shall reduce the obligations of the Company hereunder.

17. Spousal Indemnification. The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if the Indemnitee did not remain married to him or her during the entire period of coverage) against any Claim for the same period where such legal marriage and coverage of the Indemnitee’s indemnification overlap, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a Claim solely by reason of his or her status as the Indemnitee’s spouse, including, without limitation, any Claim that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his/her spouse (or former spouse). Subject to the limitations described in this Section 17, the Indemnitee’s spouse or former spouse also may be entitled to Expense Advances to the same extent that the Indemnitee is entitled to Expense Advances herein. The Company may maintain insurance to cover its obligation hereunder with respect to the Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow funds for that purpose.

18. Intent. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights the Indemnitee may have under the Company’s Certificate, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate, Bylaws, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

19. Attorney’s Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under (or to recover damages for breach of) this Agreement, the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

20. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

21. Effective Date. The provisions of this Agreement shall cover Claims whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 5 and 6 hereof, for all acts of the Indemnitee while serving as a director and/or officer of the Company, notwithstanding the termination of the Indemnitee’s service and other exceptions described in this Agreement, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

22. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten years after the Indemnitee has ceased to occupy any of the positions or have any relationships described in Sections 5 and 6 of this Agreement and (b) the final termination of all Claims to which the Indemnitee may be subject by reason of the fact that he/she is or was a director, officer, employee, agent or fiduciary of the Company, or any direct or indirect subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by the Indemnitee in any such capacity. Subject to the terms of this Agreement, the indemnification provided under this Agreement shall continue as to the Indemnitee even though he/she may have ceased to be a director or officer of the Company, or any direct or indirect subsidiary of the Company. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

23. Disclosure of Payments. Except as expressly required by any federal securities laws or other federal or state law, neither party hereto shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

24. Severability. If any term or other provision (including any portion thereof) of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

25. Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

26. Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

27. Entire Agreement, Modification and Waiver. This Agreement and the exhibits and documents referred to herein constitute the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment to this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein. Except as specifically provided herein, no failure to exercise or any delay in exercising any right, remedy, power or privilege hereunder shall constitute a waiver thereof.

28. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:

(a) If to the Indemnitee, to:

(b) If to the Company, to:

Baker Hughes, a GE company

Attn: General Counsel

17021 Aldine Westfield Rd.

Houston, Texas 77073

Facsimile: (713) 439-8472

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

29. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

30. Compliance With Section 409A. Notwithstanding any other provision of this Agreement, to the extent that any payment hereunder is not exempt from section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or another applicable exemption (a “409A Payment”), the following provisions of this Section 30 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Agreement at the time specified above in this Agreement. The parties intend and agree that such payment deadline is not to be extended as a result of the following sentence, which is included solely for the purpose of complying with Section 409A of the Code. The Company shall make a 409A Payment by the last day of the taxable year of the Indemnitee or the spouse of the Indemnitee, as applicable, following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Agreement shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Agreement during a given taxable year of the Indemnitee or the spouse of the Indemnitee, as applicable, shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Agreement is not subject to liquidation or exchange for another benefit.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the day and year first above written.

BAKER HUGHES, A GE COMPANY

By:
[ ]

INDEMNITEE:

By:

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